UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 23, 2005
Date of earliest event reported: June 23, 2005

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 573-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 23, 2005, Pfizer Inc. (the “Company”) issued a press release announcing that its Board of Directors authorized a new program to purchase up to $5 billion of the Company’s common stock. The Company said it expects the purchases to be made from time to time in the open market or in privately negotiated transactions. The Company recently completed the $5 billion share repurchase program authorized by the Board in October 2004.

In addition, the Company announced that the Board declared a dividend on the Company’s common stock of 19 cents per share for the third quarter of 2005 payable on September 6, 2005 to shareholders of record on August 12, 2005.

In a separate release, the Company also announced that the Board approved the repatriation, pursuant to the American Jobs Creation Act of 2004, of an additional $8.6 billion in foreign earnings beyond the initial $28.3 billion previously announced by the Company.

Copies of the press releases are included as Exhibits 99(a) and 99(b), respectively, to this report, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
Exhibit 99(a)	Press Release of Pfizer Inc. dated June 23, 2005 relating to share purchase program and third quarter dividend
Exhibit 99(b)	Press Release of Pfizer Inc. dated June 23, 2005 relating to repatriation of an additional $8.6 billion in foreign earnings

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Margaret M. Foran Margaret M. Foran
Title: Vice President-Corporate Governance and Secretary
Dated:June 23, 2005

EXHIBIT INDEX

Exhibit No.	Description
99 (a)	Press Release of Pfizer Inc. dated June 23, 2005 relating to share purchase program and third quarter dividend
99 (b)	Press Release of Pfizer Inc. dated June 23, 2005 relating to repatriation of an additional $8.6 billion in foreign earnings